Exhibit 99.1

FOR IMMEDIATE RELEASE

Arcosa, Inc. Begins Trading on New York Stock Exchange Under ACA Ticker Symbol

DALLAS, TX - ARCOSA, Inc. - November 1, 2018:
Arcosa, Inc. (NYSE: ACA) (“Arcosa”), a growth-oriented manufacturer of infrastructure-related products and services, today marks its first day as an independent public company following its successful separation from Trinity Industries, Inc. The spin-off was effected through a pro rata distribution of all outstanding Arcosa shares to Trinity’s stockholders and is intended to qualify as a tax free distribution for federal income tax purposes.

Regular-way trading on the New York Stock Exchange begins today under the ACA ticker symbol

Arcosa President and CEO, Antonio Carrillo, commented, “Arcosa is entering the public markets as a strong, independent company with established businesses serving the construction, energy, and transportation industries. A healthy, nearly-debt free balance sheet and strong operating cash flow provide us with significant resources to grow both organically and through disciplined acquisitions.

“Our stage one priorities are to grow our construction products businesses, improve margins in our energy equipment segment, and expand our transportation products businesses as our key markets recover. In particular, we expect the emerging barge recovery to give us positive momentum moving into 2019.”

Mr. Carrillo concluded, “Finally, we are building a new company. On this journey, we are committed to establishing credibility with our many stakeholders, including the investment community, our customers and suppliers, our team members throughout the organization, and the communities in which we operate. We look forward to keeping everyone informed of our progress.”

Reaffirms Fiscal Year 2019 Earnings Guidance

At its Investor Day on October 4, 2018, Arcosa established financial guidance for the fiscal year ending December 31, 2019, providing forecasted ranges for revenue and EBITDA. Today, Arcosa is reaffirming its annual revenue guidance of between $1.55 and $1.65 billion and its EBITDA guidance of between $180 and $195 million.

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As discussed at Investor Day, the Company’s fiscal year 2019 guidance includes:

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Positives from 2018: Emerging barge recovery positively impacting the Transportation Products segment; margin improvement in the Energy Equipment segment; and continued strength in the Construction Products segment

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Challenges from 2018: Between $10 and $15 million of forecasted incremental standalone public company costs and lower anticipated margins in the steel components business due to lower 2019 contractual pricing

Refer to the supplemental table that accompanies this release for a reconciliation of projected net income to EBITDA for 2019.

Executes $400 million unsecured five-year revolving credit facility

In conjunction with its establishment as a standalone company, Arcosa executed a $400 million unsecured credit facility with a maturity date of November 2023. The facility is available for general corporate purposes and includes customary terms and conditions.

“With robust operating cash-flow generation and a strong balance sheet, Arcosa is well- positioned to execute on our strategy to grow in attractive markets where we can achieve sustainable competitive advantages, reduce the complexity and cyclicality of the overall business, and improve our return on invested capital,” stated Scott Beasley, Arcosa’s CFO.

About Arcosa
Arcosa, Inc., headquartered in Dallas, Texas, is a growth-oriented manufacturer of infrastructure-related products and services with leading positions in construction, energy, and transportation markets. Arcosa reports its financial results in three principal business segments: the Construction Products Group, the Energy Equipment Group, and the Transportation Products Group. For more information, visit www.arcosa.com.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward- looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” and similar expressions to identify these forward-looking statements. Forward- looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding achievement of the expected benefits of Arcosa’s spin-off from Trinity; tax treatment of the spin-off; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; improving margins; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see “Information Statement Summary”, “Risk Factors” and “Forward-Looking Statements” in the information statement filed as an exhibit to Arcosa’s Registration Statement on Form 10, as amended.

972.942.6500	arcosa.com

CONTACTS

Scott C. Beasley	Gail M. Peck
Chief Financial Officer	SVP, Finance & Treasurer

T 972.942.6500
InvestorResources@arcosa.com

TABLE TO FOLLOW

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Arcosa, Inc.
Reconciliation of Fiscal Year 2019 EBITDA Guidance
(in millions)
(unaudited)

“EBITDA” is defined as net income plus interest expense, income taxes, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.

EBITDA Guidance	Fiscal Year ending December 31, 2019
	Low	High
Net income	$81.0	$89.0
Add:
Interest expense	2.0	2.0
Provision for income taxes	27.0	29.0
Depreciation and amortization expense	70.0	75.0
Earnings before interest expense, income taxes, and depreciation and amortization expense	$180.0	$195.0

972.942.6500	arcosa.com